                                                                    Exhibit 10.1

                                   AGREEMENT

         THIS AGREEMENT is entered into this thirty-first day of December, 2003, by and between TALX Corporation, a Missouri Corporation ("the Company") and Craig N. Cohen, a resident of St. Louis County, Missouri ("Cohen"), as follows:

         1. Cohen hereby resigns as an employee and officer of the Company effective December 31, 2003, Cohen agrees to cooperate fully with the Company, its Board of Directors, any committees thereof and any counsel engaged by any of them in connection with the investigation of any claims of alleged wrongful conduct in any way related to the business of the Company. This duty of cooperation shall include but not be limited to scheduling of and appearing for interviews and sworn testimony, producing documents, and providing truthful responses to the best of his knowledge and belief to all proper questions.

         2. The Employment Agreement dated May 1, 2002 between the Company and Cohen is terminated effective December 31, 2003, except that paragraph 10 ("Confidential Information"), paragraph 13 ("No Mitigation"), paragraph 18(e) ("Injunctions") shall survive this termination. Paragraph 9 ("Non-Competition Agreement") also shall survive termination but apply to and prohibit Cohen's employment for the term thereof only with the following companies: ADP, Ceridian and Sheaklee, Uniservice.

         3. Subject to the performance of Cohen's obligations set forth above, the Company will:

                  (a) pay Cohen the sum of Sixteen Thousand Dollars ($16,000) per month through August 2004;

                  (b) make the COBRA payments through August 2004 for Cohen's continuation coverage under the Company's Group Medical Plan and its Group Dental Plan;

                  (c) pay Cohen the additional sum of seven hundred fifty dollars ($750) per month through August 2004, as and for an automobile allowance;

                  (d) continue the eligibility of Cohen for the fiscal year 2004 bonus pursuant to the terms of the Company's Incentive Bonus Plan and Agreement; and

                  (e) the payments described in this paragraph 3 will be treated as W-2 wages subject to applicable payroll tax withholdings and are not intended to address or satisfy Cohen's tax obligations on such payments.

         4. The Company's payment obligations to Cohen for the amounts set forth in paragraphs 3(a), (b), and (c) shall extend through April 2005 in the event that, prior to December 31, 2005, either of the following events has occurred:
(i) the Securities and Exchange Commission ("SEC") has failed to file any civil, criminal, or administrative complaint against Cohen alleging any violation by him of Section 17(a) of the 1933 Securities Act or Section 10(b) of the Securities and Exchange Act of 1934; (ii) such a complaint is filed but is settled without a finding of liability and without Cohen admitting or denying liability. If but only if either such event has occurred prior to December 31, 2005, the Company will pay Cohen a lump sum in January 2006 representing the cumulation of the monthly amounts set forth in paragraph 3(a), (b), and

(c) for the period September 2004 through April 2005, and the Company will continue the eligibility of Cohen for a fiscal year 2005 bonus pursuant to the terms of its Incentive Bonus Plan and Agreement.

         5. The Company will continue to provide indemnification to Cohen pursuant to and subject to Article Nine of its Articles of Incorporation. Upon receipt from Cohen of a written undertaking as described in Article 9(D), the Company will advance payment of fees and expenses to Cohen after all applicable insurance is exhausted.

         6. Except as set forth in paragraphs 3,4, and 5 above, the Company will have no further financial obligation of any kind to Cohen.

         7. Cohen and the Company each agree not to disparage the other. Cohen acknowledges, however, that the Company will publicly announce his resignation in the near future, and Cohen further acknowledges that the Company cannot control what all of its employees may say and thus that the duty of non-disparagements extends only to the members of the board of directors and the following key executives: William Canfield, L. Keith Graves, and Thomas Werner. These directors and executives and Cohen recognize and agree that each has a legal obligation to provide truthful statements and sworn testimony to the best of his knowledge and belief in connection with statement or sworn testimony in connection with any investigations or legal proceedings relating to the Company's business.

         8. This Agreement constitutes the entire agreement between the Company and Cohen, supersedes in all respects any and all prior agreements between them, and may not be changed except by a writing duly executed and delivered by Company and Cohen in the same manner as this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                        TALX CORPORATION

                                        By: /s/ L. Keith Graves
                                            ------------------------------------
                                            Its Authorized Representative


                                        By: /s/ Craig N. Cohen
                                            ------------------------------------
                                            Craig N. Cohen